Exhibit 99.1

Consolidated Financial Statements

Wilson, Sons Ultratug Participações S.A.

December 31, 2025

with Report of Independent Auditors

Wilson, Sons Ultratug Participações S.A.

Consolidated Financial Statements

December 31, 2025

Centro Empresarial PB 370 Praia de Botafogo, 370 8º ao 10º andar - Botafogo 22250-040 - Rio de Janeiro - RJ - Brasil Tel: +55 21 3263-7000 ey.com.br

Report of Independent Auditors

To the Shareholders and Board of Directors of

Wilson Sons Ultratug Participações S.A.

Qualified Opinion

We have audited the consolidated financial statements of Wilson Sons Ultratug Participações S.A. (the Company), which comprise the consolidated statements of financial position as of December 31, 2025, and the related consolidated statements of profit or loss, comprehensive income, changes in equity and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, except for the omission of the information described in the Basis for Qualified Opinion section of our report, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with IFRS Accounting Standards promulgated by the International Accounting Standards Board.

Basis for Qualified Opinion

As discussed in Note 1, the accompanying consolidated financial statements of Wilson Sons Ultratug Participações S.A. are presented solely to comply with Rule 3-05 of Regulation S-X and do not include comparative financial information as required by IAS 1, Presentation of Financial Statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with IFRS Accounting Standards promulgated by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern for at least, but not limited to, twelve months from the end of the reporting period; disclosing, as applicable, matters related to going concern; and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Uma empresa-membro da Ernst & Young Global Limited

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

May 06, 2026

Wilson, Sons Ultratug Participações S.A.

Consolidated statement of financial position

As of December 31, 2025

(In thousands of U.S. Dollars)

	Note	2025
Assets
Current assets
Cash and cash equivalents	3	18,959
Trade receivables	4	22,734
Related party	8	20
Inventories	5	13,071
Income taxes recoverable		1,208
Recoverable taxes		614
Prepaid expenses		1,219
Other		1,450
		59,275
Non-current assets
Trade receivables	4	5,737
Recoverable taxes		144
Judicial deposits		213
Property, plant and equipment	6	405,262
Intangible assets		88
Right-of-use assets	11	22,989
Other		1,762
		436,195
Total assets		495,470

Liabilities and equity
Current liabilities
Suppliers		5,679
Salaries and payroll charges		4,855
Taxes and contributions payable		3,045
Financing	7	47,393
Leases payable	11	15,035
Related party	8	3,776
Other		4,569
		84,352
Non-current
Provision for contingencies	10	1,097
Taxes and contributions payable		198
Financing	7	203,887
Lease payable	11	16,358
Deferred taxes	9 a	20,673
Other		265
		242,478
Equity
Capital	12	124,925
Capital reserve		20,474
Legal reserve		1,170
Profit reserve		22,225
Other comprehensive loss		(154)
		168,640
Total liabilities and equity		495,470

See the accompanying notes to the consolidated financial statements.

Wilson, Sons Ultratug Participações S.A.

Consolidated statement of profit or loss

For the year ended December 31, 2025

(In thousands of U.S. Dollars)

	Note	2025

Revenue	13	240,437
Cost of services	14	(183,281)

Gross profit		57,156

Administrative expenses	15	(17,346)
Other operating expenses		(879)
Operating profit		38,931

Finance expenses	16	(13,857)
Finance income	16	4,953
Profit before income tax		30,027

Income tax expense	9 b	(2,937)

Profit for the year		27,090

See the accompanying notes to the consolidated financial statements.

Wilson, Sons Ultratug Participações S.A.

Consolidated statement of comprehensive income

For the year ended December 31, 2025

(In thousands of U.S. Dollars)

2025

Profit for the year	27,090
Other comprehensive income that may be reclassified to profit or loss in subsequent periods (net of tax):
Exchange differences on translation of foreign operations	34
Net other comprehensive income that may be reclassified to profit or loss in subsequent periods	34

Other comprehensive income that will not be reclassified to profit or loss in subsequent periods (net of tax):
Post-employment benefit	(27)
Net other comprehensive loss that will not be reclassified to profit or loss in subsequent periods	(27)
Other comprehensive income for the year, net of tax	7
Total comprehensive income for the year, net of tax	27,097

See the accompanying notes to the consolidated financial statements.

Wilson, Sons Ultratug Participações S.A.

Consolidated statement of changes in equity

For the year ended December 31, 2025

(In thousands of US Dollars)

	Capital	Capital reserve	Legal reserve	Profit reserve	Other comprehensive loss	Retained earnings	Total equity
As at January 1, 2025	124,925	20,474	-	-	(161)	(3,695)	141,543

Post-employment benefit	-	-	-	-	(27)	-	(27)
Exchange differences on translation of foreign operations	-	-	-	-	34	-	34
Profit for the year	-	-	-	-	-	27,090	27,090
Legal reserve (note 12 b)	-	-	1,170	-	-	(1,170)	-
Profit reserve (note 12 d)	-	-	-	22,225	-	(22,225)	-
At December 31, 2025	124,925	20,474	1,170	22,225	(154)	-	168,640

See the accompanying notes to the consolidated financial statements.

Wilson, Sons Ultratug Participações S.A.

Consolidated statement of cash flow

For the year ended December 31, 2025

(In thousands of US Dollars)

	Note	2025
Operating activities
Profit before income tax		30,027
Adjustments to reconcile profit before income tax to net cash flows:
Net foreign exchange differences	16	(1,367)
Depreciation of property, plant and equipment and right-of-use assets	14/15	61,849
Provision for expected credit losses	4	818
Net effect of lease remeasurement		(1,288)
Interest in adjustment for inflation of taxes recoverable	16	(513)
Interest in expense on financing and leases	7/16	10,183
Provision for contingencies	10	560
Other		(301)

Working capital changes:
Decrease in trade receivables, related party, inventories, recoverable taxes, prepaid expenses and other assets		9,460
Increase in suppliers, salaries and payroll charges, taxes and contributions payable, related party, provision for contingencies and other liabilities		(4,244)
		105,184

Income tax paid		(6,655)

Net cash flows from operating activities		98,529

Investment activities
Purchase of property, plant and equipment	6	(26,313)

Net cash flows used in investing activities		(26,313)

Financing activities
Proceeds from financing	7	17,715
Payments of financing	7	(55,016)
Interest paid from financing	7	(8,650)
Payment of principal portion of lease liabilities	11.2	(12,809)
Payment of financing related parties	8a	(9,870)
Interest paid from financing related parties	8a	(3,136)
Net cash flows used in financing activities		(71,766)
Net increase in cash and cash equivalents		450
Net foreign exchange difference		2,062
Cash and cash equivalents at January 1		16,447
Cash and cash equivalents at December 31		18,959

See the accompanying notes to the consolidated financial statements.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

1.	General Information

Wilson, Sons Ultratug Participações S.A. (“Wsut”), headquartered at Rua da Quitanda, 86 - 6th floor, Rio de Janeiro - RJ, and is organized as a privately-held corporation. Wsut controls Wilson Sons Offshore S.A. (“WS Offshore”), Magallanes Navegação Brasileira S.A. (“Magallanes”) and WSUT Serviços Marítimos Ltda.

Wsut and subsidiaries (collectively, the Company) operate in the offshore industry and have as main purpose the provision of port and maritime support services, charter of ships and/or other vessels. The Company is a jointly controlled entity of Wilson Sons Holdings Brasil S/A and Remolcadores Ultratug Ltda.

2.	Accounting policies

2.1.	Basis of presentation of the consolidated financial statements

As discussed in subsequent event note 19, on February 22, 2026, the Company’s shareholders signed a Share Purchase Agreement (“SPA”) with Tidewater Inc. The Company’s accompanying consolidated financial statements are presented to comply with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission of the United States of America, and do not include comparative financial information as required by IAS 1, Presentation of Financial Statements. The consolidated financial statements have been prepared in accordance with IFRS accounting standards as issued by the International Accounting Standards Board (IASB), except for the lack of comparative financial information. The Company’s Board of Directors authorized the issuance of these consolidated financial statements on May 05, 2026.

The consolidated financial statements have been prepared on a historical cost basis. The consolidated financial statements are presented in U.S. Dollars (USD) and all values are rounded to the nearest thousand (USD000), except when otherwise indicated.

The Company has prepared the consolidated financial statements on the basis that it will continue to operate as a going concern.

2.2.	Basis of consolidation

Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Company controls an investee if, and only if, the Company has:

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

●	Power over the investee (i.e., existing rights that give it the current ability to direct the relevant activities of the investee)

●	Exposure, or rights, to variable returns from its involvement with the investee

●	The ability to use its power over the investee to affect its returns

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control.

Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Assets, liabilities, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated financial statements from the date the Company gains control until the date the Company ceases to control the subsidiary.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Company’s accounting policies. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Company are eliminated in full consolidation.

A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction. If the Company loses control over a subsidiary, it derecognizes the related assets, liabilities and other components of equity, while any resultant gain or loss is recognized in profit or loss. Any investment retained is recognized at fair value.

The consolidated financial statements of Wsut includes the wholly owned subsidiaries of WS Offshore, Magallanes, and Wsut Serviços Marítimos Ltda.

2.3.	Revenue recognition

We provide marine and transportation services to the offshore oil and gas industry in Brazil. We offer a large fleet of Platform Supply Vessels (“PSV” or collectively “vessels”). Our vessels and associated services support all phases of offshore crude oil and natural gas (also referred to as oil and gas) exploration, field development, production and maintenance activities. Our service offerings include the transportation of supplies necessary to sustain drilling and production operations.

Our revenues are derived primarily from vessel time charter or similar contracts ranging in duration from a few months to several years. To a lesser extent, we derive revenue from vessel time charter contracts on a “spot” basis, which are short-term agreements ranging from one day to several months.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

Our revenue is derived from charter contracts for which we provide vessel and crew on a rate per day of service basis. Services provided under respective charter contracts represent a single performance obligation satisfied over time. Customers are typically billed on a monthly basis following the revenue process below:

(i)	Billed and unbilled revenue - amounts approved by the client, calculated based on charter contracts; and

(ii)	Pro-rata temporis accrual (6 days or less) - accrual amounts to be approved by the client on the following month, calculated based on charter contracts.

2.4.	Functional and reporting currency

Management determined U.S. dollars as the Wsut’s functional currency, since it best reflects the Wsut’s economic environment. The Company’s consolidated financial statements are presented in U.S. dollars. Foreign currency exchange gains and losses from the revaluation of our foreign currency denominated monetary assets and liabilities are included in the consolidated statement of income.

Transactions in foreign currencies are initially recorded by the Company’s entities at their respective functional currency spot rates at the date the transaction first qualifies for recognition.

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates of exchange at the reporting date. Differences arising on settlement or translation of monetary items are recognized in profit or loss.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions.

In determining the spot exchange rate to use on initial recognition of the related asset, expense or income (or part of it) on the derecognition of a non-monetary asset or non-monetary liability relating to advance consideration, the date of the transaction is the date on which the Company initially recognizes the non-monetary asset or non-monetary liability arising from the advance consideration. If there are multiple payments or receipts in advance, the Company determines the transaction date for each payment or receipt of advance consideration.

2.5.	Cash and cash equivalents

Cash and cash equivalents include cash, bank accounts and short-term investments with highly liquid with a maturity of three months or less, that are held for the purpose of meeting short-term cash commitments and are readily convertible to a known amount of cash and subject to an insignificant risk of changes in value.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

2.6.	Inventories

Inventories are valued at the lower of cost and net realizable value. The Company’s inventories are valued under average cost method. Provisions are established for slow-moving and obsolete inventory.

2.7.	Property, plant and equipment (PP&E)

Recorded at acquisition or construction cost, including borrowing costs incurred on financing obtained for vessel construction, net of accumulated depreciation and accumulated impairment losses, if any.

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of the asset. All other borrowing costs are expensed in the period in which they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

Depreciation is calculated using the linear method at the rates disclosed in Note 6, which reflects the economic useful life of the related assets.

Our vessels require certification inspections twice in every five-year period. These costs include drydocking and survey costs necessary to ensure compliance with applicable regulations and maintain certifications for vessels with classification societies. These certification costs are typically incurred while the vessel is in drydock and may be incurred concurrent with other vessel maintenance and improvement activities. Costs related to the certification of vessels are deferred and amortized over 30 months on a straight-line basis. Maintenance costs incurred at the time of the recertification drydocking that are not related to the certification of the vessel are expensed as incurred.

The residual value and useful life of the assets and depreciation methods are reviewed at each financial year end and adjusted prospectively, if appropriate.

2.8.	Leases

The Company assesses, at contract inception, whether a contract is or contains a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

Company as a lessee

The Company applies a single approach to recognition and measurement for all leases, except for short-term and low-value leases. The Company recognizes lease liabilities to make lease payments and right-of-use assets that represent the right to use the underlying assets.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

Right-of-use assets

The Company recognizes right-of-use assets on the lease start date (that is, the date on which the underlying asset is available for use). Right-of-use assets are measured at cost, net of any accumulated depreciation and impairment losses and adjusted at any new measurement of lease liabilities.

The cost of right-of-use assets includes the amount of the recognized lease liabilities, the initial direct costs incurred, and payments of lease made up to the start date, net of possible lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shortest period between the lease term and the estimated useful lives of the assets if they were own or for the term of the lease agreement. Right-of-use assets are also subject to impairment.

Lease liabilities

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made during the lease term. Lease payments include fixed payments, less any lease incentives receivable, variable lease payments that depend on an index or rate, and expected amounts to be paid under residual value guarantees. Lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of fines for termination of the lease, if the lease term reflects the Company exercising the option to terminate the lease.

Variable lease payments that do not depend on an index or rate are recognized as expenses in the period in which the event or condition that triggers the payment occurs.

When calculating the present value of lease payments, the Company uses its incremental borrowing rate (IBR) at the lease commencement date because the interest rate implied in the lease is not easily determinable. After the start date, the lease liability amount is increased to reflect the accrued interest and reduced for lease payments made. In addition, the book value of lease liabilities is remeasured if there is a change, a change in lease term, a change in lease payments for example, changes in lease payments or a change in the valuation of a call option of the underlying asset.

Short-term leases and leases of low-value assets

The Company applies the short-term lease recognition exemption to its short-term (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the lease of low-value assets recognition exemption to leases of office equipment that are considered to be low value. Lease payments on short-term leases and leases of low-value assets are recognized as expense on a straight-line basis over the lease term.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

Company as a lessor

Leases in which the Company does not transfer substantially all the risks and rewards incidental to ownership of an asset are classified as operating leases. Rental income arising is accounted for on a straight-line basis over the lease term and is included in revenue in the statement of profit or loss due to its operating nature. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized over the lease term on the same basis as rental income.

Contingent rents are recognized as revenue in the period in which they are earned.

2.9.	Impairment of non-financial assets

The Company assesses, at each reporting date, whether there is an indication that an asset may be impaired. If any indication exists, the Company estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or CGU’s fair value less costs of disposal and its value in use. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

As of December 31, 2025, no impairment indicators were identified.

2.10.	Taxes

Current income tax

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date in the countries where the Company operates and generates taxable income.

Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred taxes

Deferred tax is provided using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

Deferred tax liabilities are recognized for all taxable temporary differences, except:

●

When the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss and does not give rise to equal taxable and deductible temporary differences

●

In respect of taxable temporary differences associated with investments in subsidiaries, associates and interests in joint arrangements, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, the carry forward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized, except:

●

When the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss and does not give rise to equal taxable and deductible temporary differences

●

In respect of deductible temporary differences associated with investments in subsidiaries, associates and interests in joint arrangements, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax assets to be utilized. Unrecognized deferred tax assets are re-assessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

The Company offsets deferred tax assets and deferred tax liabilities if and only if it has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

Sales tax.

Expenses and assets are recognized net of the amount of sales tax, except:

●

When the sales tax incurred on a purchase of assets or services is not recoverable from the taxation authority, in which case, the sales tax is recognized as part of the cost of acquisition of the asset or as part of the expense item, as applicable.

●	When receivables and payables are stated with the amount of sales tax included.

Revenues are subject to the following sales taxes:

●	PIS: 1.65%.

●	COFINS: 7.6%.

●	ISS: 3% (Rio de Janeiro) and 2% (Macaé)

2.11.	Significant accounting judgments, estimates and assumptions

The preparation of the Company’s consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures, and the disclosure of contingent liabilities. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

Estimates and assumptions

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, which have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. The Company based its assumptions and estimates on parameters available when the consolidated financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

Leases - estimate of the incremental rate on financing and lease term

The Company is unable to promptly determine the implicit interest rate in the lease and thus considers its incremental financing rate to measure the lease liabilities. The incremental rate is the interest rate that the Company would have to pay upon financing, for a similar term and with similar collateral, the funds required to obtain the asset with a value similar to the right-of-use asset, in a similar economic environment. Thus, this assessment requires management to consider estimates when there are no observable rates available or when they need to be adjusted to reflect the terms and conditions of a lease.

The Company estimates the incremental rate using observable data when available and considers in this estimate aspects that are specific to the Company.

The determination of the incremental financing rate requires judgement regarding the lease term, including management’s assessment of whether extension or termination options are reasonably certain to be exercised, which impacts the maturity profile used in the rate estimation.

2.12.	Financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

Financial assets

Initial recognition and measurement

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income (OCI), and fair value through profit or loss. The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Company’s business model for managing them. The Company initially measures a financial asset at its fair value plus transaction costs.

Considering Company’s business model of holding financial assets in order to collect contractual cash flows and that cash flow represents only payment of principal and interest, Company’s financial asset (composed by trade receivables and related party) is classified and measured at amortized cost.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

Financial assets at amortized cost are subsequently measured using the effective interest (EIR) method and are subject to impairment. Gains and losses are recognized in profit or loss when the asset is derecognized, modified or impaired.

Derecognition

A financial asset is primarily derecognized when the rights to receive cash flows from the asset have expired or the Company has transferred its rights to receive cash flows from the asset.

Impairment

The Company applies a simplified approach in calculating expected credit losses (ECLs) of trade receivables. At each reporting date, the potentially uncollectible amount is assessed based on its historical credit loss experience for the purpose of determining the appropriate ECLs.

The Company considers a financial asset in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Financial Liabilities

Initial recognition, measurement and presentation

Financial liabilities are recognized initially at fair value net of directly attributable transaction costs. The Company’s financial liabilities include suppliers, salaries and payroll charges, financing, leases payable and related party.

Subsequent measurement

For purposes of subsequent measurement, considering the characteristic of the financial liabilities, they are classified as amortized cost.

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

Offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the consolidated statement of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, to realize the assets and settle the liabilities simultaneously.

Fair value of financial instruments

The Company considers that assets and liabilities measured at amortized cost have a carrying value approximate to their fair value and, therefore, information on their fair values is not presented.

2.13.	Current and noncurrent classification

The Company has assets and liabilities in the statement of financial position based on the current/noncurrent classification. An asset is classified as current when:

●	It is expected to be realized, sold or used in the normal operating cycle.

●	It is held primarily for negotiation purposes.

●	It is expected to be realized within 12 months after the reporting period.

●	Cash and cash equivalents unless there are restrictions as to its exchange, i.e. used to settle a liability for at least 12 months after the reporting period.

All other assets are classified as noncurrent. A liability is classified as current when:

●	It is expected to be settled in the normal operating cycle.

●	It is held primarily for negotiation purposes.

●	It is expected to be realized within 12 months after the reporting period.

●	There is no unconditional right to defer the settlement of the liability for at least 12 months after the period of disclosure.

The Company classifies all other liabilities as non-current.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

2.14.	New and amended standards and interpretations

The Company applied for the first-time the following amendment, which is effective for annual periods beginning on or after January 1, 2025. The Company has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.

Lack of exchangeability - Amendments to IAS 21

For annual reporting periods beginning on or after January 1, 2025, Lack of Exchangeability - Amendments to IAS 21 The Effects of Changes in Foreign Exchange Rates specifies how an entity should assess whether a currency is exchangeable and how it should determine a spot exchange rate when exchangeability is lacking. The amendments also require disclosure of information that enables users of its financial statements to understand how the currency not being exchangeable into the other currency affects, or is expected to affect, the entity’s financial performance, financial position and cash flows. The amendments did not have a material impact on the Company’s financial statements.

2.15.	Standards issued but not yet effective

IFRS 18: Presentation and disclosure in the financial statements

In April 2024, the IASB issued IFRS 18, which replaces IAS 1 - Presentation of Financial Statements. IFRS 18 introduces new presentation requirements in the statement of profit or loss, including specified totals and subtotals. Furthermore, entities are required to classify all revenues and expenses within the statement of profit or loss into one of five categories: operating, investing, financing, income taxes, and discontinued operations, of which the first three are new. The standard also requires the disclosure of performance measures defined by management, subtotals of revenues and expenses, and includes new requirements for the aggregation and disaggregation of financial information based on the identified “functions” of the primary financial statements and the explanatory notes.

Moreover, restricted scope changes were made to IAS 7 - Statement of Cash Flows, which include changing the starting point for determining cash flows from operating activities using the indirect method, from “profit or loss for the period” to “operating profit or loss,” and removing the optionality for classifying cash flows of dividends and interest. In addition, there are consequential amendments to several other standards.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

IFRS 18 and the amendments to the other standards are effective for reporting periods beginning on or after January 1, 2027, and shall be applied on a retrospective basis. In Brazil, early adoption is not permitted. The Company is currently working to identify all impacts the amendments will have on the primary financial statements and notes to the financial statements. The initial expected material impacts on Company’s financial statements are, as follows:

●	Foreign exchange difference will be classified in the category where the related income and expense form the item giving rising to the foreign exchange difference.

●

New disclosure will be added: (a) management-defined performance measures; (b) specified expense by nature if expenses are presented by function in the operating category of the statement of profit or loss; and (c) a reconciliation for each line item in the statement of profit or loss between the restated amounts presented applying IFRS 18 and the amounts previously presented applying IAS 1.

The Company is currently working to identify all impacts the changes will have on the financial statements and notes.

Amendments to the Classification and Measurement of Financial Instruments—Amendments to IFRS 9 and IFRS 7

In May 2024, the IASB issued Amendments to IFRS 9 and IFRS 7, Amendments to the Classification and Measurement of Financial Instruments (the Amendments). The Amendments include:

●

A clarification that a financial liability is derecognized on the ‘settlement date’ and the introduction of an accounting policy choice (if specific conditions are met) to derecognize financial liabilities settled using an electronic payment system before the settlement date

●	Additional guidance on how the contractual cash flows for financial assets with environmental, social and corporate governance (ESG) and similar features should be assessed

●	Clarifications on what constitute ‘non-recourse features’ and what are the characteristics of contractually linked instruments

●

The introduction of disclosures for financial instruments with contingent features and additional disclosure requirements for equity instruments classified at fair value through other comprehensive income (OCI)

The Amendments are effective for annual periods starting on or after January 1, 2026, with early adoption permitted for classification of financial assets and related disclosures only. The Company does not anticipate that the amendments will have a material effect on the Company’s financial statements.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

3.	Cash and cash equivalents

2025
Cash and banks	11
Brazilian interbank deposit rate investment funds and repurchase agreements	18,948
Total	18,959

Brazilian interbank deposit rate investment funds and repurchase agreements are securities issued by banks and sold to the public as a form of fund raising. Such marketable securities are highly liquid deposits that can be traded during the contracted term, at any time, without significant loss and are used for the fulfillment of short-term obligations by the Company. The average return of these investments in the year ended December 31, 2025, is 90% of the variation of the Interbank Deposit Certificate - CDI.

4.	Trade receivables

Petrobras represents 91% of trade receivable balance on December 31, 2025. The amount related to Petrobras corresponds to services that had already been rendered up to December 31, 2025, including billed invoices and amounts to be billed based on the terms and conditions of the agreement, as well as other services rendered whose performance obligations were satisfied over time. On December 31, 2025, trade receivables include pro-rata temporis accrual related to 6 days or less, calculated based on charter contracts.

The Company understands that the performance indicator for recognizing service revenue and the corresponding accounts receivable is substantially based on the measurement report provided by the customer itself, indicating and formalizing its due release/approval. The unbilled amounts had their invoices issued in the subsequent period for the same amounts recorded as of December 31, 2025, with no differences that could indicate significant losses for the Company.

2025
Billed invoices	1,860
Unbilled invoices	16,745
Accrual pro-rata temporis	3,347
Contractual retention (i)	1,623
(-) Provision for expected credit losses	(841)
Current trade receivables	22,734

Contractual retention (i)	5,737
Non-current trade receivables	5,737

(i) Petrobras contractually retains a portion of suppliers contracts to secure potential future labor risks arising from the rendering of services and release the amounts 90 days after the completion of the contract. The Company performs the segregation between current and non-current of the retained values considering 90-day-period after the contract completion.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

Set out below is the movement in the allowance for expected credit losses of trade receivables:

2025
As at January 1	-
Foreign exchange	23
Provision for expected credit losses	818
As at December 31	841

5.	Inventories

2025
Diesel	1,656
Operating supplies	474
Maintenance supplies	9,983
Other	958
13,071

6.	Property, plant and equipment

	Useful life	Cost	Accumulated depreciation	Net book value 2025

Vessels (a)	25	957,666	(568,697)	388,969
Drydocking with third party	2.5	13,947	(7,240)	6,707
Spare parts and components	10-25	4,370	(2,260)	2,110
Assets under construction	-	6,766	-	6,766
Other	5 to10	3,067	(2,357)	710

Total		985,816	(580,554)	405,262

(a)	The vessel account includes expenditure capitalized with docking whose depreciation occurs in 2.5 years.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

The movement in property, plant and equipment for the year ended December 31, 2025:

Cost	Vessels	Drydocking with third party	Spare parts and components	Assets under construction	Others	Total
At 31 December 2024	938,343	8,465	4,273	5,618	2,938	959,637
Addition	19,386	5,482	97	1,148	200	26,313
Write-offs	(63)	-	-	-	(71)	(134)
At 31 December 2025	957,666	13,947	4,370	6,766	3,067	985,816

Depreciation
At 31 December 2024	(517,300)	(4,755)	(1,883)	-	(2,253)	(526,191)
Depreciation charge for the year	(51,460)	(2,485)	(377)	-	(207)	(54,529)
Write-offs	63	-	-	-	103	166
At 31 December 31 2025	(568,697)	(7,240)	(2,260)	-	(2,357)	(580,554)

Net book value at 31 December 2025	388,969	6,707	2,110	6,766	710	405,262

7.	Financing

Vessels	Entity	Current	Non-current	Total	Maturity date	Creditor banks - Interest rate%
Petrel	Magallanes	1,468	5,836	7,304	between 2026 and 2032	Banco do Brasil and BNDES - US Dollar + 3.0 up to 3.10% .
Petrel	Offshore	153	786	939	between 2026 and 2032	Banco do Brasil and BNDES - US Dollar + 3.0 up to 3.10%
Skua	Magallanes	1,501	5,967	7,468	between 2026 and 2032	Banco do Brasil and BNDES - US Dollar + 3.0 up to 3.10%
Skua	Offshore	151	773	924	between 2026 and 2032	Banco do Brasil and BNDES - US Dollar + 3.0 up to 3.10%
Fulmar	Magallanes	1,310	5,210	6,520	between 2026 and 2027	Banco do Brasil and BNDES - US Dollar + 3.0 up to 3.10%
Torda	Offshore	3,489	9,335	12,824	between 2026 and 2027	Banco do Brasil and BNDES - US Dollar + 3.0 up to 3.10%
Fumar	Magallanes	431	72	503	between 2026 and 2030	Banco do Brasil and BNDES - US Dollar + 3.0 up to 3.10%
Gaivota	Offshore	215	429	644	between 2026 and 2028	BNDES - US Dollar + 3.00%
Fragata	Offshore	712	1,390	2,102	between 2026 and 2030	BNDES - US Dollar + 3.00%
Pelicano	Offshore	630	2,607	3,237	between 2026 and 2035	BNDES - US Dollar + 3.0 up to 3.73%
Atobá	Offshore	136	250	386	between 2026 and 2030	BNDES - US Dollar + 3.00%
Biguá	Offshore	2,376	118	2,494	between 2026 and 2027	BNDES - US Dollar + 2.64 up to 3.00%
Talha-Mar	Offshore	3,895	4,703	8,598	between 2026 and 2032	BNDES - US Dollar + 2.64 up to 3.00%.
Cormoran	Offshore	2,943	14,258	17,201	between 2026 and 2035	BNDES - US Dollar + 3.0 to 3.43%
Sterna	Offshore	3,115	15,566	18,681	between 2026 and 2035	BNDES - US Dollar + 3.00 to 3.43%
Batuíra	Offshore	3,189	17,125	20,314	between 2026 and 2035	BNDES - US Dollar + 3.00 to 3.43%
Prion	Offshore	3,768	17,324	21,092	between 2026 and 2035	BNDES - US Dollar + 3.00 to 3.08%
Tagaz	Offshore	3,694	18,134	21,828	between 2026 and 2035	BNDES - US Dollar + 3.00 to 3.08%
Alcatraz	Offshore	4,305	18,933	23,238	between 2026 and 2035	BNDES - US Dollar + 3.00 to 3.08%
Zarapito	Offshore	4,015	17,405	21,420	between 2026 and 2035	BNDES - US Dollar + 3.00 to 3.08%
Larus	Offshore	2,767	24,459	27,226	between 2026 and 2035	BNDES - US Dollar + 3.00 to 3.20%
Pinguim	Offshore	2,617	23,122	25,739	between 2026 and 2035	BNDES - US Dollar + 3.00 to 3.20%
Mandrião	Offshore	127	21	148	between 2026 and 2027	BNDES - US Dollar + 3.00%
Ostreiro	Offshore	386	64	450	between 2026 and 2027	BNDES - US Dollar + 3.00%
		47,393	203,887	251,280

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

Financing movement in 2025 is shown below:

Financing	2025
Initial balance	288,618
Addition	17,715
Payments of principal	(55,016)
Payments of interest	(8,650)
Interest expense	8,613
Final balance	251,280

As of December 31, 2025, the maturity schedule of the non-current financing is presented as follows:

2025

2027	39,383
2028	33,291
2029	32,752
2030	32,752
2031	25,803
2032	19,617
2033	9,018
2034	5,930
2035	5,341
Total	203,887

a)	Guarantiees

Financings were obtained from BNDES and Banco do Brasil, and fifteen agreements are secured by the respective vessels, with net book value of USD 327,711. Four PSV vessels with existing financing include additional guarantees corresponding to three months of debt interest and are managed through an escrow account. As of December 31, 2025, the balance of this escrow account is USD 1,525, and it is classified as other non-current assets.

b)	Covenants

Financing of our Magallanes subsidiary has a financial covenant related to the Banco do Brasil agreements requiring the maintenance of Magallanes’ EBITDA coverage ratio equal or greater than 1.1 over the current borrowings, as of December 31 of each year. As of December 31, 2025, the Company was in compliance with this covenant.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

8.	Related party

	2025
			Right of use
	Related Party	Related Party	assets (note	Lease payable
Related parties (affiliates)	- asset	- liability	11.1 a)	(note 11.2 b)	Profit or loss	Nature

Wilson Sons Shipping Service	2	52	-	-	(224)	Agency and rental
Wilson Sons S.A.(a)	-	1	-	-	(111)	Mutual Interest
South Patagonia Service S.A (b)	-	3,669	22,414	30,783	(10,217)	Charter of vessels
Wilson Sons Serviços Marítimos	18	35	-	-	(637)	Docking
Rochamar agência Marítima	-	19	-	-	(287)	Agency
Remolcadores (a)	-	-	-	-	(111)	Mutual Interest
	20	3,776	22,414	30,783	(11,587)

(a)  The Company paid, during 2025, a total of USD 13,006 related to this loan agreement (payment of principal balance of USD 9,870 and payment of accumulated interest of USD 3,136).

(b)  South Patagonia Service S.A, subsidiary of Atlantic Offshore Service S.A, has lease´s agreement with subsidiary WS Offshore related.

Key management personnel

The amount USD 510 related to payments made by the Company to key management personnel was recognized as an expense in 2025.

Short-term employee benefits	505
Post-employment benefits	5
Total	510

9.	Current and deferred income tax and social contribution

a)	Deferred taxes

Deferred income tax and social contribution are calculated on tax loss carryforwards for corporate income tax (“IRPJ”), negative tax bases for social contribution on net income (“CSLL”), and on temporary differences between the tax bases of assets and liabilities and their respective carrying amounts in the financial statements. The tax rates currently established for the measurement of deferred taxes are 25% for income tax and 9% for social contribution.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

Deferred tax assets (DTA) are recognized only to the extent that it is probable that future taxable profits will be available against which deductible temporary differences and/or accumulated tax losses can be utilized, whereas deferred tax liabilities are recognized in full. Deferred tax assets were recognized based on projections of future taxable profits. The Company has unrecognized DTA amounting USD 1,360 (USD 4,000 tax basis) due to tax losses that are not recoverable under IAS12.

The income tax calculation basis on assets and liabilities is determined in BRL, while the financial statements have functional currency in U.S. dollars. Accordingly, fluctuations in the exchange rate may have a significant impact on the amount of income tax expense, particularly with respect to non-monetary assets.

The Company also applies accelerated depreciation of vessels for tax purposes, which gives rise to temporary differences between tax depreciation and accounting depreciation.

	2025
	Assets	Liabilities	P&L

Deferred income tax losses	28,813	-	(1,207)
Accelerated depreciation	-	27,470	(671)
Exchange rate variation taxed by cash basis	42,493	-	15,335
Foreign currency exchange	-	64,764	(17,266)
Deferred income taxes on IFRS 16	255	-	105
Total	71,561	92,234	(3,704)

Net deferred taxes	-	20,673

b)	Income tax expense

Reconciliation of tax expense and the accounting profit multiplied by the Company’s domestic tax rate for 2025:

2025

Profit before income tax	30,027
Income tax rate	34%
Income tax expense according to statutory tax rate in Brazil	(10,209)
Non-deductible expenses	(257)
Unrecognised deferred tax	127
Foreign currency exchange effect on tax	7,402
Total tax expenses at the effective income tax rate of 10%	(2,937)

Income tax	(6,641)
Deferred tax	3,704
Total tax expenses	(2,937)

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

10.	Provision for contingencies

a)	Provision for legal and administrative proceedings:

The Company are subject to labor, tax, civil, and environmental lawsuits arising from the normal course of business. The Company makes estimates to determine the probability of cash outflows, based on technical assessments by its legal advisors and Management’s judgments. Provisions are established for cases where it is concluded that a present obligation exists, the loss of which is considered probable, and for which it is possible to make a reliable estimate of the amount to be disbursed.

	Tax	Labor	Total

December 31, 2025	341	756	1,097

Tax contingencies

The Company is a party to a judicial dispute related to the payment of the Municipal Services Tax (ISS) in the municipality of Macaé, which primarily concerns the determination of the appropriate place of provision of services for taxation purposes.

In 2025, based on recent court decisions and legal counsel’s assessment, management concluded that there is no longer a realistic possibility of successfully reversing the tax assessment. Accordingly, the Company recognized a provision of USD 560 for probable loss related to this matter.

Labor contingencies

Labor lawsuits, mainly concern labor-related payments that employees claim.

b)	Legal and administrative proceedings whose losses are assessed as possible:

Relevant contingent liabilities, adjusted for interest and monetary inflation where applicable, for which Management, based on opinions from its legal advisors, assesses that the probability of loss is classified as possible, are not recognized in the financial statements and are only disclosed in this note.

	Civil	Labor	Tax	Total

December 31, 2025	320	8,169	503	8,992

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

Tax contingencies

The Company has received tax assessment notices that are currently under administrative appeal regarding the offsetting of tax credits and CIDE (Contribution for Intervention in the Economic Domain).

Labor contingencies

Labor lawsuits, mainly concern labor-related payments that employees claim.

Civil contingencies

Civil action requesting lifetime health plan coverage for former employees and dependents.

11.	Lease agreements

11.1.	Right-of-use

Right-of-use per class of assets	Vessels	Real Estate	Vehicles	Total
	(a)	(b)	(b)
As at December 31, 2024	13,039	446	88	13,573
Additions (c)	16,296	325	115	16,736
Amortization	(6,921)	(276)	(123)	(7,320)
As at December 31, 2025	22,214	495	80	22,989

(a)	Lease with related party (note 8).

(b)	The Company has lease agreements for its head office and two branches (in Macaé and Niterói) that serve as operational bases and rental of vehicles used to support the Company’s operations.

(c)

The additions mainly relate to the extension of lease term for one vessel and the remeasurement of one vessel’s contract. The Company had non-cash additions to right-of-use assets of USD 16,736 in 2025.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

11.2.	Lease payable

	Vessels (a)	Real Estate	Vehicles	Total
As at 1 January	26,335	681	52	27,068
Additions (b)	15,315	18	115	15,448
Accretion of interest	1,489	67	14	1,570
Payments	(12,356)	(347)	(106)	(12,809)
Foreign currency	-	103	13	116
As at 31 December	30,783	522	88	31,393

Total current				15,035
Total non-current				16,358

(a)	Lease with related party (note 8).

(b)

The additions mainly relate to the extension of the contractual term for one vessel and the remeasurement of one vessel’s contract. The Company had non-cash additions to lease liabilities of USD 15,448 in 2025.

On December 31, 2025, the maturity profile of the Company’s non-current lease liabilities is as follows:

12/31/2025

2027	3,064
2028	3,216
2029	3,473
2030	3,666
2031	2,939

Total	16,358

12.	Equity

a)	Capital

As of December 31, 2025, the issued capital amounts to USD 124,925, comprised by 547,584,358 common shares, as follows:

2025
Wilson, Sons Holding Brasil S.A.	273,792,179
Remolcadores Ultratug Ltda.	273,792,179
Total	547,584,358

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

b)	Legal reserve

In accordance with Article 193 of the Brazilian Corporations Law, this reserve is constituted at 5% of net income for the year, after absorbing accumulated losses up to the limit of 20% of capital or 30% of capital plus capital reserves. The legal reserve may only be used to increase capital or to offset accumulated losses.

c)	Dividends

The Company’s articles of incorporation establish that there is no mandatory minimum dividend and that the allocation of profit for the year is subject to approval by the shareholders’ meeting. In 2025, no dividends were paid to shareholders.

d)	Profit reserve

The Company retains its profits with the objective of settling its long-term obligations incurred to support its investments, and as determined by the shareholders’ meeting, the remaining balance is allocated for dividend distribution.

13.	Revenue

2025
Revenue from services rendered (a)	265,262
VAT - ISS	(287)
VAT - PIS	(4,377)
VAT - COFINS	(20,161)
Total	240,437

(a)

Petróleo Brasileiro S.A. - Petrobras and Subsea7 Services do Brasil Ltda. (“Subsea7”) represent, 74% and 21%, respectively, of the Company’s total revenue recognized in 2025. The agreement between the Company and Subsea7 ended in the third quarter of 2025.

14.	Costs of services

2025
Depreciation and amortization	(54,397)
Salaries	(51,177)
Maintenance services	(26,715)
Vessels chartering	(33,511)
Right-of-use amortization	(6,870)
Materials and operation costs	(10,611)
Total	(183,281)

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

15.	Administrative expenses

2025

Salaries	(12,302)
Consulting, professional and legal services	(1,599)
Rentals	(200)
Communication	(49)
Audit	(81)
Travels	(789)
Maintenance	(55)
Energy	(33)
IT	(773)
Depreciation	(132)
Right-of-use amortization	(450)
Office supplies	(154)
Other	(729)
Total	(17,346)

16.	Finance income (expenses)

2025
Financial income
Income from cash and cash equivalents	635
Interest on adjustment for inflation of taxes recoverable	513
Foreign currency exchange gain	2,968
Other	837
Total finance income	4,953

Finance expenses
Interest expense - financing	(8,613)
Interest expense - lease	(1,570)
Interest expense - financing related parties	(222)
Tariff on financial operations	(1,072)
Foreign currency exchange loss	(1,601)
Other	(779)
Total finance expenses	(13,857)

17.	Pensions and other post-employment benefit plans

The Company sponsors a defined contribution plan, WS PREV, managed by Icatu Seguros, for their employees. Participation in the plan is optional, and in the event of retirement or termination, the Company ceases its contributions. The contributions made by the Company to such plan amounted to USD 401 for December 31, 2025.

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

18.	Financial assets and financial liabilities risk management objectives and policies

The Company senior management is supported by a financial risk committee that advises on financial risks and the appropriate financial risk governance framework for the Company.

The financial risk committee provides assurance to the Company senior management that the Company financial risk activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with the Company policies and risk objectives. The Board of Directors reviews and agrees policies for managing each of these risks, which are summarized below.

a)	Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Company is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments.

b)	Interest rate risk

The interest rate risk to which the Company is exposed is due to its long-term debt and, to a lesser extent, short-term debt.

c)	Exchange rate risk

The Company’s profit or loss is susceptible to suffering variations due to the Exchange rate volatility, since their operations are substantially carried out in US Dollars, which makes it their functional currency and Company has significance balances on BRL. The sensitivity analysis presented below estimates the impacts of a depreciation of the Brazilian real against the U.S. dollar based on the position as of December 31, 2025.

	Thousands of BRL	Risk	25%	50%

Assets	297,465	Depreciation of the BRL	(74,197)	(148,530)
Liabilities	108,443	Depreciation of the BRL	27,049	54,148
Total			(47,148)	(94,382)

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

d)	Liquidity risk

Liquidity risk consists of the possibility that the Company does not have sufficient resources to comply with their commitments due to the different currencies and settlement periods of their rights and obligations.

The Company´s liquidity and cash flow control are monitored on daily basis by Corporate Management departments, in order to make sure that the operating cash flow and the previous fundraising, if applicable, are sufficient to maintain their schedule, thus not giving rise to liquidity risk for the Company. The table below summarizes the maturity profile of the Company’s financial liabilities based on contractual undiscounted payments

	Less than one year	1 year	2 to 5 years	> 5 years	Total
Financing	49,134	40,667	109,542	63,847	263,190
Lease	15,520	4,203	11,642	2,911	34,276
Total	64,654	44,870	121,184	66,758	297,466

As of December 31, 2025, the Company had a negative net working capital of USD 25,077. During 2025 the Company experienced a recovery in daily prices and volumes which resulted in a profit for the year. Management’s cash flow projections for 2026 indicate positive operating cash flows, which are expected to be sufficient to support the Company’s ongoing operations and to meet its short-term obligations as they fall due in the normal course of business.

e)	Capital risk management

The Company manages its capital through the leverage ratio, which is calculated as net debt divided by total capital (equity + third party capital). The Company includes in net financing, related party loans, and trade payables, less cash and cash equivalents.

2025

Financing	251,280
Lease	31,393
Assets and liabilities with related parties	3,796
Suppliers	5,679
Cash and cash equivalents	(18,959)
Net debt	273,189
Equity	168,640
Capital and net debt	441,829
Leverage ratio	62%

Wilson, Sons Ultratug Participações S.A.

Notes to the consolidated financial statements
December 31, 2025
(In thousands of US Dollars)

The Company’s strategy is to finance the construction of vessels through shareholder funded resources during the construction period and, after completion, through resources from the BNDES and Banco do Brasil, with the vessels serving as collateral. As a result, the leverage ratio tends to be high, since the Company has been implementing its business plan over the past years.

f)	Commodity price risk - Oil price

The Company operates in the Brazilian offshore maritime support industry, providing PSV services primarily to oil and gas exploration and production (E&P) operators, with a significant portion of its activities related to contracts with Petrobras and other domestic companies.

Accordingly, the Company is exposed to commodity price risk associated with fluctuations in international crude oil prices, as the level of offshore exploration and production activity in Brazil is influenced, among other factors, by oil price dynamics. Sustained periods of lower oil prices may result in reduced investments by E&P operators, potentially affecting demand for maritime support services, fleet utilization levels and charter rates.

Although Petrobras plays a central role in the Brazilian offshore market and typically enters into medium to long term charter agreements, variations in oil prices may indirectly impact bidding activity, contract renewals and the timing of new projects. The Company continuously monitors market conditions and seeks to mitigate this exposure through long term contracts, operational flexibility and cost discipline initiatives.

19.	Subsequent events

Execution of Share Purchase Agreement for the divestment of control by Wilson Sons Holdings Brasil S/A and Remocaldores Ultratug Ltda.

On February 22, 2026, the Company’s shareholders, Wilson Sons Holdings Brasil S/A and Remolcadores Ultratug Ltda., (“Sellers”) entered into a Share Purchase Agreement (“SPA”) with Tidewater (“Buyer”) to sell all 547,584,358 common shares issued by the Company to the Buyer.

The closing of the Transaction is subject to the fulfillment of customary conditions for transactions of this nature, including, but not limited to, approval by the Administrative Council for Economic Defense (CADE). Prior to the closing of the transaction the Company also needs to obtain a covenant waiver from Banco do Brasil and BNDES due to the controlling change on the ownership.